Exhibit 99.1

FOR IMMEDIATE RELEASE

ARI REPORTS INCREASED REVENUES AND EARNINGS FOR FISCAL 2005

Fiscal 2005 is Best Year in History

Milwaukee, Wis., October 12, 2005 – ARI (OTCBB:ARIS), a leading provider of sales and profit-building solutions for equipment dealers, today reported increased revenues and record net income for the fiscal year ended July 31, 2005.

Revenues for fiscal 2005 were $13.7 million, a 2% increase from revenues of $13.4 million in fiscal 2004.  Operating income increased 67% to $2.1 million or $0.32 per diluted share, from operating income of $1.3 million or $0.21 per diluted share in fiscal 2004.  Net income was $2.8 million or $0.42 per diluted share in fiscal 2005, compared to net income of $1.1 million or $0.17 per diluted share in fiscal 2004.

For the fourth quarter of fiscal 2005, ARI reported revenues of $3.6 million, a 3% increase from revenues of $3.5 million in the fourth quarter of the prior year.  Operating income was $524,000 or $0.08 per diluted share for the fourth quarter of fiscal 2005, compared to operating income of $684,000 or $0.11 per diluted share for the comparable prior period.  Net income was $1.4 million or $0.20 per diluted share for the fourth quarter of fiscal 2005, compared to net income of $628,000 or $0.10 per diluted share for the same period in fiscal 2004.

Net income for both the fiscal year and the fourth quarter includes the effect of an $865,000 reduction in the deferred tax valuation allowance.  This reflects the Company’s expectation, based on its forecasts and the recent history of eight straight profitable quarters, that it will be able to realize the tax benefits of at least a portion of its operating loss carryforwards.

“Fiscal 2005 was the best year in ARI’s history.  Revenues increased modestly in the second half of the year, as we had anticipated.  We achieved a very significant increase in operating income, continued to generate cash and pay down debt and made good progress on our growth initiatives,” said Brian E. Dearing, chairman and chief executive officer of ARI.

Dearing said revenues grew in both the company’s core catalog business overall and in the North American segment of the worldwide equipment industry.  “Recurring revenues in our catalog business increased 5% for the year and recurring revenues from the key North American segment of the equipment market were up 8%.  New revenues from our Dealer Marketing Services area helped to drive the increases and offset lower revenues from the non-North American segment and the non-equipment market.  Overall, recurring revenues from the equipment industry increased 5% for the year,” said Dearing.

“In addition to reporting increased revenues and earnings, we also ended fiscal 2005 in a sound financial position.  Our cash balance at the end of the year continued to exceed our debt. We paid down $1 million in principal on our loans during the year.  We are now half-way through the amortization schedule for these debt payments; our final payments are in December 2007,” said Dearing.

Dearing said the company’s increased operating income reflected the higher revenues and a reduction in non-cash expenses as a result of the completion of the amortization of an acquisition.

Strategic Growth Initiatives for Fiscal 2006

“In fiscal 2006, we will be focusing on four growth initiatives.  The first is to maintain and enhance our current base of electronic catalog business.  In addition to continuing to provide the excellent products and services our customers expect, we are enhancing our current customer relationships through two other initiatives -- expanding our Dealer Marketing Services product area and moving our European catalog business to a dealer-centric business model.  The fourth initiative is selected synergistic acquisitions, which are always on our radar screen,” Dearing said.

The expansion of the Dealer Marketing Services (DMS) product area is designed to strengthen relationships with ARI’s primary customer base of manufactured equipment dealers by providing products that help these customers to better market their businesses.  The DMS products include ARI WebsiteSmart™ and MailSmart™, which provide technology-enabled marketing solutions for dealers, with additional services to be added during the first quarter of this fiscal year.

“With ARI’s base of over 8,500 dealer customers, the European market is a key growth area for us.  A significant step in expanding our presence in Europe was the opening in June of a new office in the Netherlands.  Our staff in this office has been carefully selected based on their ability to understand our products and support our customer base in 11 different languages.  Regardless of the country in which they are located, manufactured equipment dealers are in a market we know well,” Dearing noted.

Guidance for Fiscal 2006

“In fiscal 2006, we are targeting organic revenue growth at a somewhat higher rate than we experienced in fiscal 2005.  We expect that our operating income in fiscal 2006 will not reach the level of fiscal 2005 as we continue to invest in the expansion of both our Dealer Marketing Services product line and our European catalog business,” added Dearing.  “While the expenses for the expansion of the Dealer Marketing Services area and the European operations will reduce operating income for the short-term, we believe they are investments in ARI’s growth and increased profitability over the long term.”

Recent Recognition and Awards

“The progress ARI has made over the past few years was recognized by three awards that we received during the year — eInnovate’s Technical Knock-Out Award, the IQ (Innovation Quotient) Award from Small Business Times magazine and the Wisconsin Technology Council, and the Beyond the Paycheck Award from The Business Journal Serving Greater Milwaukee — which recognized our technology, work environment, people and persistence through major challenges.  Our excellent year in fiscal 2005 is the result of the talent, hard work and dedication of our employees.  We look forward to a year of growth in fiscal 2006,” Dearing said.

About ARI

ARI is a leading provider of electronic parts catalogs and related technology and services to increase sales and profits for dealers in the manufactured equipment markets.  ARI currently provides approximately 88 parts catalogs (many of which contain multiple lines of equipment) for approximately 70 equipment manufacturers in the U.S. and Europe.  Approximately 88,000 catalog subscriptions are provided through ARI to more than 30,000 dealers and distributors in more than 120 countries in a dozen segments of the worldwide equipment market including outdoor power, power sports, ag equipment, recreation vehicle, floor maintenance, auto and truck parts aftermarket, marine and construction.  The Company builds and supports a full suite of multi-media electronic catalog publishing and viewing software for the Web or CD and provides expert catalog publishing and consulting services.  ARI also provides dealer marketing services, including technology-enabled direct mail and a template-based dealer website service that makes it quick and easy for an equipment dealer to have a professional and attractive website.  In addition, ARI e-Catalog systems support a variety of electronic pathways for parts orders, warranty claims and other transactions between manufacturers and their networks of sales and service points. ARI currently operates three offices in the United States and one in Europe and has sales and service agents in England and France providing marketing and support of its products and services.

Fourth Quarter Earnings Conference Call

ARI’s Fourth Quarter Conference Call is scheduled for Wednesday, October 12, 2005 at 3:30 p.m. Central Time/4:30 p.m. Eastern Time.  If you would like to participate on a listen-only basis, please pre-register at http://www.myrcplus.com/rsvp-index.asp?BWebID=&CID= 7477219.  At that time you will be provided with the numbers to use to join the conference call.  A replay of ARI’s conference call, as well as notes and financial information presented in the call, will also be available on ARI’s website, www.arinet.com, after 6:00 p.m. Central Time on Thursday, October 13, 2005.  Click on the “Investor Relations” tab to access the information.

Statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act.  The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning.  Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flows.  The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements.  Such risks and uncertainties include those factors described under "Forward Looking Statements Disclosure" in Exhibit 99.1 of the Company’s annual report on Form 10-KSB for fiscal year ended July 31, 2004 filed with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements.  The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements.  For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

Contact:

Nancy Krajcir-Bennett

ARI

Tel:  (414) 973-4380

Fax:  (414) 973-4357

E-mail: krajcir@arinet.com

ARI Network Services, Inc.
Statements of Operations
(In thousands, except per share data)
(Audited)

	Three months ended		Twelve months ended
	July 31		July 31
	2005	2004	2005	2004
Net revenues:
Subscriptions, support and other services fees	$ 2,555	$ 2,479	$ 9,913	$ 9,291
Software licenses and renewals	562	595	2,248	2,378
Professional services	506	429	1,500	1,770
	3,623	3,503	13,661	13,439
Operating expenses:
Cost of products and services sold:
Subscriptions, support and other services fees	265	132	877	514
Software licenses and renewals *	174	174	626	1,564
Professional services	191	114	455	760
	630	420	1,958	2,838
Depreciation and amortization (exclusive of amortization
of software products included in cost of products
and services sold)	73	46	263	156
Customer operations and support	246	281	1,030	1,104
Selling, general and administrative	1,882	1,792	7,141	7,004
Software development and technical support	268	280	1,123	1,051
Net operating expenses	3,099	2,819	11,515	12,153
Operating income	524	684	2,146	1,286
Other income (expense)
Interest expense	(59)	9	(199)	(191)
Other, net	(10)	(3)	15	22
Total other expense	(69)	6	(184)	(169)
Income before provision for income taxes	455	690	1,962	1,117
Income tax benefit (provision)	916	(62)	853	(62)
Net income	$ 1,371	$ 628	$ 2,815	$ 1,055

Average common shares outstanding:
Basic	6,044	5,922	5,992	5,840
Diluted	6,705	6,225	6,653	6,143
Basic and diluted net income per share:
Basic	$0.23	$0.11	$0.47	$0.18
Diluted	$0.20	$0.10	$0.42	$0.17

*		includes amortization of software products of $153, 189, 570, and $1,512 and excluding other depreciation and amortization shown separately

ARI Network Services, Inc.
Balance Sheets
(In thousands, except share and per share data)
(Audited)

	July 31	July 31
ASSETS	2005	2004
Current Assets:
Cash	$ 3,651	$ 3,357
Trade receivables, less allowance for doubtful accounts of $71
and $44 at July 31, 2005 and 2004, respectively	1,023	1,121
Prepaid expenses and other	203	187
Deferred Income Taxes	160	-
Total Current Assets	5,037	4,665
Equipment and leasehold improvements:
Computer equipment	4,813	4,607
Leasehold improvements	73	73
Furniture and equipment	1,702	1,491
	6,588	6,171
Less accumulated depreciation and amortization	5,893	5,630
Net equipment and leasehold improvements	695	541

Deferred Income Taxes	705	0

Other assets	10	15

Capitalized software product costs	10,927	10,203
Less accumulated amortization	9,441	9,233
Net capitalized software product costs	1,486	970

Total Assets	$ 7,933	$ 6,191

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of notes payable	$ 1,200	$ 1,000
Accounts payable	323	260
Deferred revenue	5,441	5,453
Accrued payroll and related liabilities	1,134	951
Accrued sales, use and income taxes	74	486
Other accrued liabilities	772	567
Current portion of capital lease obligations	4	10
Total Current Liabilities	8,948	8,727

Long term liabilities:
Notes payable (net of discount)	2,037	3,306
Long term payroll related	461	495
Other long term liabilities	96	211
Capital lease obligations	-	3
Total Long Term Liabilities	2,594	4,015

Shareholders' equity (deficit):
Cumulative preferred stock, par value $.001 per share,
1,000,000 shares authorized; 0 shares issued and outstanding
at July 31, 2005 and 2004, respectively	-	-
Common stock, par value $.001 per share, 25,000,000 shares
authorized; 6,064,534 and 5,923,034 shares issued and outstanding
at July 31, 2005 and 2004, respectively	5	5
Common stock warrants and options	36	36
Additional paid-in-capital	93,752	93,625
Accumulated deficit	(97,402)	(100,217)
Total Shareholders' Equity (Deficit)	(3,609)	(6,551)

Total Liabilities and Shareholders' Equity (Deficit)	$ 7,933	$ 6,191

ARI Network Services, Inc.
Statements of Cash Flows
(In thousands)
(Audited)
	Three months ended		Twelve months ended
	July 31		July 31
	2005	2004	2005	2004
Operating activities
Net income	$1,371	$ 628	$ 2,815	$ 1,055
Adjustments to reconcile net income to net cash
provided by operating activities:
Amortization of software products	153	189	570	1,512
Amortization of deferred financing costs, debt discount and
excess carrying value over face amount of notes payable	19	(66)	(39)	(108)
Depreciation and other amortization	73	46	263	156
Deferred income taxes	(865)	-	(865)	-
Stock issued as contribution to 401(k) plan	-	-	37	37
Net change in receivables, prepaid expenses and other assets	(316)	(315)	60	(100)
Net change in accounts payable, deferred revenue, accrued
liabilities and long term liabilities	150	646	(122)	276
Net cash provided by operating activities	585	1,128	2,719	2,828

Investing activities
Purchase of equipment and leasehold improvements	(185)	(145)	(417)	(251)
Purchase of assets related to acquisitions	-	-	-	(108)
Software product costs capitalized	(147)	(128)	(1,086)	(459)
Net cash used in investing activities	(332)	(273)	(1,503)	(818)

Financing activities
Payments under notes payable	(250)	(250)	(1,000)	(750)
Payments of capital lease obligations	(2)	(4)	(9)	(23)
Debt issuance costs incurred	-	-	-	(20)
Proceeds from issuance of common stock	18	9	87	20
Net cash used in financing activities	(234)	(245)	(922)	(773)
Net increase in cash	19	610	294	1,237
Cash at beginning of period	3,632	2,747	3,357	2,120
Cash at end of period	$3,651	$ 3,357	$ 3,651	$ 3,357

Cash paid for interest	$ 67	$ (5)	$ 264	$ 348
Cash paid for income taxes	$ 13	$ 19	$ 68	$ 19

Noncash investing and financing activities
Issuance of common stock in connection with
deferred executive compensation	$ -	$ -	$ -	$ 130
Issuance of common stock in connection with acquisitions	-	-	-	37
Redemption of equity to debt	-	-	-	800
Tax benefit of stock options exercised	3	-	3	-

	Revenue by Industry Sector
	(In thousands)

	Three months ended			Twelve months ended
	July 31			July 31
			Percent			Percent
Industry Sector:	2005	2004	Change	2005	2004	Change
Equipment Industry
North American
Recurring	$ 2,736	$ 2,449	12%	$10,545	$ 9,727	8%
Non-recurring	404	471	-14%	1,563	1,645	-5%
Subtotal	3,140	2,920	8%	12,108	11,372	6%

Non-North American
Recurring	267	328	-19%	921	1,163	-21%
Non-recurring	25	27	-6%	37	194	-81%
Subtotal	292	355	-18%	958	1,357	-29%

Total Equipment Industry
Recurring	3,003	2,777	8%	11,466	10,890	5%
Non-recurring	429	498	-14%	1,600	1,839	-13%
Total	3,432	3,275	5%	13,066	12,729	3%

Non-equipment Industry
Recurring	191	228	-16%	595	710	-16%
Non-recurring	-	-	0%	-	-	0%
Total	191	228	-16%	595	710	-16%

Total Revenue
Recurring	3,194	3,005	6%	12,061	11,600	4%
Non-recurring	429	498	-14%	1,600	1,839	-13%
Total	$ 3,623	$ 3,503	3%	$13,661	$ 13,439	2%

	Revenue by Product in the Equipment Industry
	(In thousands)

	Three months ended			Twelve months ended
	July 31			July 31
			Percent			Percent
Product:	2005	2004	Change	2005	2004	Change
Catalog and related
Recurring	$ 2,880	$ 2,646	9%	$10,996	$ 10,436	5%
Non-recurring	429	484	-11%	1,600	1,801	-11%
Subtotal	3,309	3,130	6%	12,596	12,237	3%

Communication
Recurring	123	131	-6%	470	454	4%
Non-recurring	-	14	-100%	-	38	-100%
Subtotal	123	145	-15%	470	492	-4%

Total Equipment Industry	3,432	$ 3,275	5%	$ 13,066	$ 2,729	3%